ANNEX I

ETF
DJ STOXX 50® ETF	FEU
DJ EURO STOXX 50® ETF	FEZ
SPDR® S&P® Emerging Asia Pacific ETF	GMF
SPDR® S&P® Russia ETF	RBL
SPDR® S&P® China ETF	GXC
SPDR® S&P® Emerging Markets ETF	GMM
SPDR® S&P® Emerging Europe ETF	GUR
SPDR® S&P® Emerging Latin America ETF	GML
SPDR® S&P® Emerging Middle East & Africa ETF	GAF
SPDR® S&P® World ex-US ETF	GWL
SPDR® S&P® International Small Cap ETF	GWX
SPDR® Dow Jones International Real Estate ETF	RWX
SPDR® S&P® Global Infrastructure ETF	GII
SPDR® MSCI ACWI ex-US ETF	CWI
SPDR® Russell/Nomura PRIME™ Japan ETF	JPP
SPDR® Russell/Nomura Small Cap™ Japan ETF	JSC
SPDR® S&P® BRIC 40 ETF	BIK
SPDR® S&P® International Dividend ETF	DWX
SPDR® S&P® International Mid Cap ETF	MDD
SPDR® S&P® Emerging Markets Small Cap ETF	EWX
SPDR® Dow Jones Global Real Estate ETF	RWO
SPDR® S&P® Global Natural Resources ETF	GNR
SPDR® S&P® International Consumer Discretionary Sector ETF	IPD
SPDR® S&P® International Consumer Staples Sector ETF	IPS
SPDR® S&P® International Energy Sector ETF	IPW
SPDR® S&P® International Financial Sector ETF	IPF
SPDR® S&P® International Health Care Sector ETF	IRY
SPDR® S&P® International Industrial Sector ETF	IPN
SPDR® S&P® International Materials Sector ETF	IRV
SPDR® S&P® International Technology Sector ETF	IPK
SPDR® S&P® International Telecommunications Sector ETF	IST
SPDR® S&P® International Utilities Sector ETF	IPU
SPDR® S&P® Emerging Markets Dividend ETF	EDIV
SPDR® S&P® Small Cap Emerging Asia Pacific ETF	GMFS
SPDR® MSCI ACWI IMI ETF	ACIM
SPDR® MSCI EM 50 ETF	EMFT
SPDR® S&P® Global Dividend ETF	WDIV

Effective With SEC, But Not Operational
SPDR® S&P® Asia Pacific ETF	GAO
SPDR® S&P® Europe ETF	GEU
SPDR® S&P® Emerging Africa ETF
SPDR® S&P® Emerging South East Asia ETF
SPDR® S&P® Emerging GCC-Middle East ETF
SPDR® S&P® Ireland ETF
SPDR® S&P® Brazil ETF
SPDR® S&P® India ETF

Dated: May 29, 2013